Exhibit 15.2
Proxy

Please sign and return this proxy whether or not you expect to attend the meeting

You may nevertheless vote in person if you attend

This proxy is solicited on behalf of the board of directors
The undersigned hereby appoints Mr. Manuel Sánchez Ortega and Mr. José Ignacio del Barrio Gómez and each of them as Proxies, each with the full power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated below, all the Ordinary Shares of Telvent GIT, S.A. held of record by the undersigned on May 17, 2007, at the Ordinary Shareholders Meeting to be held on May 24, 2007, on the first call, and, as the case may be, on May 25, 2007, on the second call, and at any adjournments thereof:

1. Examination and approval, as the case may be, of the Annual Accounts (Balance Sheet, Statement of allocation of profit or loss, and the Notes to the Financial Statements) and the Management Report of the Company corresponding to the financial year 2006, as well as Consolidated Financial Statements in accordance with United States GAAP, for the financial year 2006.

For ☐ Against ☐ Abstain ☐

2. Approval, as the case may be, of the proposed distribution of Telvent’s net income for the 2006 financial year.

For ☐ Against ☐ Abstain ☐

3. Approval, as the case may be, of a dividend distribution out of the amounts available for distribution in the voluntary reserve.

For ☐ Against ☐ Abstain ☐
4. Approval, as the case may be, of the actions of the Board of Directors in the last year.

For ☐ Against ☐ Abstain ☐

5. Approval, as the case may be, of the Board of Directors’ compensation.

For ☐ Against ☐ Abstain ☐
6. Reelection or appointment, as the case may be, of Directors.

For ☐ Against ☐ Abstain ☐
7. Reelection or appointment, as the case may be, of the Auditor of the Company and its Consolidated Group for year 2007.

For ☐ Against ☐ Abstain ☐

8. Grant of power to the Board of Directors to correct, formalize, execute and/or legalize all documents memorializing the agreements of the shareholders at this meeting.

For ☐ Against ☐ Abstain ☐

9. Approval, as the case may be, of the minutes of this meeting in any of the cases set by law.

For ☐ Against ☐ Abstain ☐

10. In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

For ☐ Against ☐ Abstain ☐

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1 to 10.

Proxy cards should be delivered to the Company to the attention of the Secretary to the Board of Directors.

Please sign exactly as your name appears in the record book. When shares are held by joint tenants, both should sign.

When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Number of Ordinary Shares Owned:

(Signature)
Date: May ___, 2007
Printed Name:

(Signature, if held jointly)

Printed Name:

Address:

Please mark, sign, date and return the proxy card promptly

State of
County of
The foregoing instrument was acknowledged before me this ___day May 2007, by                                         .

Notary
*English translation of proxy published in Spain on April 9, 2007